UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WESTCOAST HOSPITALITY CORPORATION	WESTCOAST HOSPITALITY CAPITAL TRUST
(Exact name of registrant as specified	(Exact name of registrant as specified
in its charter)	in its charter)

WASHINGTON	DELAWARE
(State of incorporation or organization)	(State of incorporation or organization)

91-1032187	75-6700808
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

201 W. North River Drive, Suite 100,	201 W. North River Drive, Suite 100,
Spokane, Washington 99201	Spokane, Washington 99201
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-110214 and 333-110214-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of WestCoast Hospitality Capital Trust (and the related guarantee)	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered is set forth under the caption “Description of Securities” in the prospectus that forms a part of the registrants’ registration statement on Form S-1, as amended (Registration Nos. 333-110214 and 333-110214-01), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and is incorporated herein by reference. The prospectus to be filed by the registrants with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2. Exhibits.

Description of Exhibit

1.	Certificate of Trust of WestCoast Hospitality Capital Trust (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 4, 2003 (File Nos. 333-110214 and 333-110214-01)

2.	Declaration of Trust of WestCoast Hospitality Capital Trust (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 4, 2003 (File Nos. 333-110214 and 333-110214-01)

3.	Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4.4 of the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 4, 2003 (File Nos. 333-110214 and 333-110214-01)

4.	Form of Trust Preferred Security (included in Exhibit 3)

5.	Form of Indenture (incorporated by reference to Exhibit 4.5 of the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 4, 2003 (File Nos. 333-110214 and 333-110214-01)

6.	Form of Junior Subordinated Debenture (included in Exhibit 5)

7.	Form of Trust Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.9 of the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 4, 2003 (File Nos. 333-110214 and 333-110214-01)

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: February 3, 2004	WESTCOAST HOSPITALITY CORPORATION

	By:	/s/ Arthur M. Coffey

Arthur M. Coffey, President and Chief Executive Officer

WESTCOAST HOSPITALITY CAPITAL TRUST

	By:	/s/ Peter P. Hausback

Peter P. Hausback, Trustee

	By:	/s/ Thomas L. McKeirnan

Thomas L. McKeirnan, Trustee